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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1997 (except Note 12, as to which the date is November 26, 1997) in Amendment No. 5 to the Registration Statement (Form S-1, No. 333-35819) and related Prospectus of U.S. Vision, Inc. for the registration of 2,875,000 shares of its common stock.



Philadelphia, Pennsylvania


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.


                                                /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
November 26, 1997